UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2009

TEAM NATION HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144597	98-0441861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4667 MacArthur Boulevard, Suite 150, Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 949 885 9892

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Information

On May 13, 2009, Team Nation Holdings Corporation requested a hearing with the Pennsylvania Securities Commission to rescind its Summary Cease and Desist Order dated April 23, 2009 as to Team Nation Holdings Corporation and to make permanent the Summary Cease and Desist Order against Respondents Atlantic Capital Holdings, Inc., and Robert Stein in connection with unauthorized solicitation to buy Team Nation Holdings Corporation common stock in Pennsylvania.

Team Nation Holdings Corporation is cooperating with the Pennsylvania Securities Commission for a prompt resolution of this matter. Team Nation Holdings Corporation and its affiliates have no prior or existing relationship with Atlantic Capital Holdings, Inc., or Mr. Stein and have demanded they immediately comply with the Order including but not limited to ceasing to make any representations regarding Team Nation Holdings, its business or the market for its common stock.

Team Nation Holdings Corporation has a policy of best practices compliance with all relevant law and regulations affecting its business and shareholders and does not engage in cold calling or internet stock promotion. Our public information is provided through Securities and Exchange Commission filings and press releases and no third party has been engaged to disseminate such information on our behalf.

The Pennsylvania Securities Commission Cease and Desist Order and the Team Nation Holdings Corporation response thereto are attached as exhibits to this Current Report.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired - not applicable
(b)	Pro Forma Financial Information - not applicable
(d)	Exhibits

Exhibit Number

99.1	Pennsylvania Securities Commission Summary Order dated April 23, 2009

99.2	Team Nation Holdings Corporation correspondence to the Pennsylvania Securities Commission dated May 13, 2009

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM NATION HOLDINGS CORPORATION
Date: May 14, 2009	By:	/s/ Dennis R. Duffy
Dennis R. Duffy
Chief Executive Officer